THE LEGACY FUNDS, INC.

SPECIAL MEETING OF SHAREHOLDERS
December 7, 2001



A special meeting of shareholders was called for December 7, 2001, at which the shareholders of The Legacy Funds, Inc. voted on two proposals. A summary of the proposals and the results of the voting were as follows:


Proposal 1:  Election of Trustees

                                                              Legacy Funds, Inc.
                                                         Securities Holders Vote
                                                         -----------------------
Thomas O. Boucher, Jr.
           Affirmative                                      450,537
           Against                                                -
           Abstain                                                -
               Total                                        450,537
                                                           ----------

Edward W. Wheeler
           Affirmative                                      450,537
           Against                                                -
           Abstain                                                -
               Total                                        450,537
                                                           ----------

       Trustees continuing in office:

       Theodore F. Ells
       Robert E. Belknap
       Barnabas B. B. Breed


Proposal 2:  Selection of independent auditors.

       Ratification of the selection of Arthur Andersen as the independent public accountants for the Legacy Growth Fund with respect to its operations for the fiscal year ending October 31, 2002.

                                                              Legacy Funds, Inc.
                                                         Securities Holders Vote
                                                         -----------------------
           Affirmative                                      450,537
           Against                                                -
           Abstain                                                -
               Total                                        450,537
                                                           ---------


       There were no other proposals voted on at the meeting.